Exhibit 99.1

Travelzoo 590 Madison Avenue 35th Floor New York, NY 10022 Investor Relations: Almira Pusch ir@travelzoo.com

FOR IMMEDIATE RELEASE

Travelzoo Reports Third Quarter 2021 Results

NEW YORK, October 29, 2021 — Travelzoo® (NASDAQ: TZOO):

•Consolidated revenue of $15.7 million, up 14% year-over-year
•Non-GAAP consolidated operating profit of $1.1 million
•Earnings per share (EPS) of $0.22 attributable to Travelzoo from continuing operations

Travelzoo, a global Internet media company that provides exclusive offers and experiences for members, today announced financial results for the third quarter ended September 30, 2021.
Consolidated revenue was $15.7 million, up 14% from $13.8 million year-over-year and down 18% from the prior quarter. Reported revenue excludes revenue from discontinued operations in Asia Pacific. Travelzoo's reported revenue consists of advertising revenues and commissions, derived from and generated in connection with purchases made by Travelzoo members.

The reported net income attributable to Travelzoo from continuing operations was $2.8 million for Q3 2021. At the consolidated level, including minority interests, the reported net income from continuing operations was $2.9 million. EPS from continuing operations was $0.22, compared to a loss per share of ($0.10) in the prior-year period. GAAP operating loss was $261,000.

Non-GAAP operating profit was $1.1 million. The calculation of non-GAAP operating profit excludes amortization of intangibles ($0.3 million), stock option expenses ($1.0 million), and severance-related expenses ($0.1 million). See section “Non-GAAP Financial Measures” below.
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“We saw robust growth in our revenue and operating profit from Travelzoo in Europe,” said Holger Bartel, Global CEO. “Unfortunately, revenue from Travelzoo in North America was negatively impacted by press coverage about the COVID-19 Delta variant and Do Not Travel advisories for nearly 100 countries. We believe this to be a short-term effect. We see strong pent-up demand from Travelzoo members to get away as soon as possible.”

Cash Position
As of September 30, 2021, consolidated cash, cash equivalents and restricted cash were $66.4 million. Net cash used in operations was $12.7 million. Cash was used primarily in connection with the switch to a more efficient merchant payment processing solution. There were no significant capital expenditures.

Reserve
Reported revenues include a reserve of $3.1 million related to commissions to be earned from refundable vouchers sold. The reserve is booked as contra revenue.

Travelzoo North America
North America business segment revenue increased 6% year-over-year to $9.7 million. Operating loss for Q3 2021 was $918,000, compared to an operating loss of $696,000 in the prior-year period.

Travelzoo Europe
Europe business segment revenue increased 43% year-over-year to $5.2 million. Operating profit for Q3 2021 was $600,000, or 11% of revenue, compared to an operating loss of $757,000 in the prior-year period.

Jack’s Flight Club
On January 13, 2020, Travelzoo acquired 60% of Jack’s Flight Club, a membership subscription service. Jack’s Flight Club revenue decreased 19% year-over-year to $796,000. Operating income for Q3 2021 was $57,000, compared to an operating income of $250,000 in the prior-year period. After consolidation with Travelzoo, Jack’s Flight Club's net income was $20,000 with $12,000 attributable to Travelzoo as a result of recording $274,000 of amortization of intangible assets related to the acquisition.

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Licensing
In June of 2020, Travelzoo entered into a royalty-bearing licensing agreement with a local licensee in Japan for the exclusive use of Travelzoo’s brand, business model, and members in Japan. In August of 2020, Travelzoo entered into a royalty-bearing licensing agreement with a local licensee in Australia for the exclusive use of Travelzoo’s brand, business models, and members in Australia, New Zealand and Singapore. Under these arrangements, Travelzoo’s existing members in Australia, Japan, New Zealand, and Singapore will continue to be owned by Travelzoo as the licensor. Licensing revenue is booked with a lag of one quarter. Travelzoo recorded $2,000 in licensing revenue from the licensee in Australia, New Zealand and Singapore in Q3 2021. Licensing revenue is expected to increase as the licensees develop their business and effects of the pandemic subside.

Members and Subscribers
As of September 30, 2021, we had 30.7 million members worldwide. In North America, the unduplicated number of Travelzoo members was 17.2 million as of September 30, 2021, up 5% from September 30, 2020. In Europe, the unduplicated number of Travelzoo members was 8.4 million as of September 30, 2021, down 5% from September 30, 2020. Jack’s Flight Club had 1.7 million subscribers as of September 30, 2021, consistent with 1.7 million subscribers as of September 30, 2020.

Discontinued Operations
As announced in a press release on March 10, 2020, Travelzoo decided to exit its Asia Pacific business and operate it as a licensing business going forward. Consequently, the Asia Pacific business has been classified as discontinued operations since March 31, 2020. Prior periods have been reclassified to conform with the current presentation. Certain reclassifications have been made for current and prior periods between the continued operations and the discontinued operations in accordance with U.S. GAAP.

Income Taxes
Income tax expense was $233,000 in Q3 2021, compared to an income tax benefit of $244,000 in the prior-year period.
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Non-GAAP Financial Measures
Management calculates non-GAAP operating income when evaluating the financial performance of the business. Travelzoo’s calculation of non-GAAP operating income, also called “non-GAAP operating profit” in this press release and today’s earnings conference call, excludes the following items: impairment of intangibles and goodwill, amortization of intangibles, stock option expenses, and severance- related expenses. This press release includes a table which reconciles GAAP operating income to the calculation of non-GAAP operating income. Non-GAAP operating income is not required by, or presented in accordance with, generally accepted accounting principles in the United States of America ("GAAP"). This information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies.

Looking Ahead
We currently expect to achieve profitability in Q4 2021. We continue to see a trend of recovery of our revenue. However, there could be unexpected fluctuations in the short-term. We have been able to reduce our operating expenses, and we believe we can continue the trend of lower fixed costs in the foreseeable future.

Conference Call
Travelzoo will host a conference call to discuss third quarter results today at 11:00 a.m. ET. Please visit http://ir.travelzoo.com/events-presentations to download the management presentation (PDF format) to be discussed in the conference call; and access the webcast.

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About Travelzoo
Travelzoo® provides its 30 million members exclusive offers and one-of-a-kind experiences personally reviewed by our deal experts around the globe. We have our finger on the pulse of outstanding travel, entertainment, and lifestyle experiences. We work in partnership with more than 5,000 top travel suppliers—our long-standing relationships give Travelzoo members access to irresistible deals.

Certain statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These forward-looking statements may include, but are not limited to, statements about our plans, objectives, expectations, prospects and intentions, markets in which we participate and other statements contained in this press release that are not historical facts. When used in this press release, the words “expect”, “predict”, “project”, “anticipate”, “believe”, “estimate”, “intend”, “plan”, “seek” and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including changes in our plans, objectives, expectations, prospects and intentions and other factors discussed in our filings with the SEC. We cannot guarantee any future levels of activity, performance or achievements. Travelzoo undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.
Travelzoo, Top 20, and Jack's Flight Club are registered trademarks of Travelzoo.

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Travelzoo
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenues	$15,688	$13,787	$49,051	$41,118
Cost of revenues	2,992	2,924	8,532	7,768
Gross profit	12,696	10,863	40,519	33,350
Operating expenses:
Sales and marketing	7,709	6,929	21,839	24,311
Product development	684	592	2,052	2,586
General and administrative	4,564	4,545	14,180	16,709
Impairment of intangible asset and goodwill	—	—	—	2,920
Total operating expenses	12,957	12,066	38,071	46,526
Operating income (loss)	(261)	(1,203)	2,448	(13,176)
Other income (loss), net	3,344	(37)	3,862	(222)
Income (loss) from continuing operations before income taxes	3,083	(1,240)	6,310	(13,398)
Income tax expense (benefit)	233	(244)	2,111	(2,070)
Income (loss) from continuing operations	2,850	(996)	4,199	(11,328)
Income (loss) from discontinued operations, net of tax	(19)	(230)	(5)	(3,944)
Net income (loss)	2,831	(1,226)	4,194	(15,272)
Net income (loss) attributable to non-controlling interest	8	125	(1)	(1,122)
Net income (loss) attributable to Travelzoo	$2,823	$(1,351)	$4,195	$(14,150)

Net income (loss) attributable to Travelzoo—continuing operations	$2,842	$(1,121)	$4,200	$(10,206)
Net income (loss) attributable to Travelzoo—discontinued operations	$(19)	$(230)	$(5)	$(3,944)

Income (Loss) per share—basic
Continuing operations	$0.24	$(0.10)	$0.36	$(0.90)
Discontinued operations	$—	$(0.02)	$—	$(0.35)
Net income (loss) per share —basic	$0.24	$(0.12)	$0.36	$(1.25)

Income (Loss) per share—diluted
Continuing operations	$0.22	$(0.10)	$0.32	$(0.90)
Discontinued operations	$—	$(0.02)	$—	$(0.35)
Net income (loss) per share—diluted	$0.22	$(0.12)	$0.32	$(1.25)
Shares used in per share calculation from continuing operations—basic	11,648	11,310	11,510	11,353
Shares used in per share calculation from discontinued operations—basic	11,648	11,310	11,510	11,353
Shares used in per share calculation from continuing operations—diluted	12,904	11,310	13,132	11,353
Shares used in per share calculation from discontinued operations—diluted	11,648	11,310	11,510	11,353
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Travelzoo
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$65,204	$63,061
Accounts receivable, net	9,084	4,519
Prepaid income taxes	2,882	931
Deposits	104	137
Prepaid expenses and other	3,080	1,166
Assets from discontinued operations	63	230
Total current assets	80,417	70,044
Deposits and other	8,219	745
Deferred tax assets	3,637	5,067
Restricted cash	1,154	1,178
Operating lease right-of-use assets	8,005	8,541
Property and equipment, net	794	1,347
Intangible assets, net	3,700	4,534
Goodwill	10,944	10,944
Total assets	$116,870	$102,400
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,875	$6,996
Merchant payables	73,183	57,104
Accrued expenses and other	7,546	8,649
Deferred revenue	1,805	2,688
Operating lease liabilities	3,482	3,587
PPP notes payable (current portion)	—	2,849
Income tax payable	61	326
Liabilities from discontinued operations	469	671
Total current liabilities	98,421	82,870
PPP notes payables	—	814
Deferred tax liabilities	—	357
Long-term operating lease liabilities	9,721	10,774
Other long-term liabilities	2,249	1,085
Total liabilities	110,391	95,900
Non-controlling interest	4,608	4,609
Common stock	118	114
Treasury stock (at cost)	(1,583)	—
Additional paid-in capital	3,432	6,239
Retained earnings (accumulated deficit)	3,792	(403)
Accumulated other comprehensive loss	(3,888)	(4,059)
Total stockholders’ equity	1,871	1,891
Total liabilities and stockholders’ equity	$116,870	$102,400

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Travelzoo
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2021	2020	2021	2020
Cash flows from operating activities:
Net income (loss)	$2,831	$(1,226)	$4,194	$(15,272)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	448	588	1,408	1,806
Stock-based compensation	971	1,189	2,788	5,243
Deferred income tax	(68)	14	1,073	(1,747)
Impairment of intangible assets and goodwill	—	—	—	2,920
Gain on notes payable settlement	—	—	—	(1,500)
Loss on long-lived assets	—	—	—	437
Loss on equity investment in WeGo	—	138	—	474
Gain on PPP notes payable forgiveness	(3,159)	—	(3,588)	—
Net foreign currency effects	(45)	(86)	(300)	(542)
Provision (reversal) of loss on accounts receivable and other reserves	(854)	1,496	(1,725)	3,923
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	933	63	(3,848)	6,246
Prepaid income taxes	(1,294)	(304)	(2,007)	685
Prepaid expenses and other	(6,698)	206	(9,473)	1,626
Accounts payable	3,610	10,560	5,025	12,709
Merchant payables	(8,699)	12,372	16,486	20,532
Accrued expenses and other	(132)	(1)	(452)	(1,381)
Income tax payable	(35)	(412)	(263)	(479)
Other liabilities	(476)	(436)	(34)	1,904
Net cash provided by (used in) operating activities	(12,667)	24,161	9,283	37,584
Cash flows from investing activities:
Acquisition of business, net of cash acquired	—	—	—	(679)
Other investment	—	—	—	(430)
Purchases of property and equipment	60	(49)	(24)	(252)
Net cash provided by (used in) investing activities	60	(49)	(24)	(1,361)
Cash flows from financing activities:
Repurchase of common stock	—	—	(1,583)	(1,205)
Payment of promissory notes	—	—	(110)	(7,800)
Proceeds from notes payable	—	—	—	3,663
Exercise of stock options and taxes paid for net share settlement	(2,357)	—	(5,424)	—
Net cash used in financing activities	(2,357)	—	(7,117)	(5,342)
Effect of exchange rate on cash, cash equivalents and restricted cash	(823)	904	(126)	393
Net increase (decrease) in cash, cash equivalents and restricted cash	(15,787)	25,016	2,016	31,274
Cash, cash equivalents and restricted cash at beginning of period	82,188	26,968	64,385	20,710
Cash, cash equivalents and restricted cash at end of period	$66,401	$51,984	$66,401	$51,984
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Travelzoo
Segment Information from Continuing Operations
(Unaudited)
(In thousands)

Three months ended September 30, 2021	Travelzoo North America	Travelzoo Europe	Jack's Flight Club	Elimination	Consolidated
Revenue from unaffiliated customers	$9,527	$5,365	$796	$—	$15,688
Intersegment revenue	136	(136)	—	—	—
Total net revenues	9,663	5,229	796	—	15,688
Operating income (loss)	$(918)	$600	$57	$—	$(261)

Three months ended September 30, 2020	Travelzoo North America	Travelzoo Europe	Jack's Flight Club	Elimination	Consolidated
Revenue from unaffiliated customers	$9,002	$3,798	$987	$—	$13,787
Intersegment revenue	141	(141)	—	—	—
Total net revenues	9,143	3,657	987	—	13,787
Operating loss	$(696)	$(757)	$250	$—	$(1,203)

Nine months ended September 30, 2021	Travelzoo North America	Travelzoo Europe	Jack's Flight Club	Elimination	Consolidated
Revenue from unaffiliated customers	$33,005	$13,503	$2,543	$—	$49,051
Intersegment revenue	462	(462)	—	—	—
Total net revenues	33,467	13,041	2,543	—	49,051
Operating income (loss)	$2,654	$(323)	$117	$—	$2,448

Nine months ended September 30, 2020	Travelzoo North America	Travelzoo Europe	Jack's Flight Club	Elimination	Consolidated
Revenue from unaffiliated customers	$25,805	$12,706	$2,615	$(8)	$41,118
Intersegment revenue	237	(245)	—	8	—
Total net revenues	26,042	12,461	2,615	—	41,118
Operating loss	$(6,374)	$(3,781)	$(3,013)	$(8)	$(13,176)

9/10

Travelzoo
Reconciliation of GAAP to Non-GAAP Information
(Unaudited)
(In thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2021	2020	2021	2020
GAAP operating expense	$12,957	$12,066	$38,071	$46,526
Non-GAAP adjustments:
Impairment of intangible and goodwill (A)	—	—	—	2,920
Amortization of intangibles (B)	274	333	833	944
Stock option expenses (C)	971	1,189	2,788	5,243
Severance-related expenses (D)	95	855	493	1,139
Non-GAAP operating expense	11,617	9,689	33,957	36,280

GAAP operating income (loss)	(261)	(1,203)	2,448	(13,176)
Non-GAAP adjustments (A through D)	1,340	2,377	4,114	10,246
Non-GAAP operating income (loss)	1,079	1,174	6,562	(2,930)

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